SECURED PROMISSORY NOTE (“Note”)

$600,000.00	September __, 2014

FOR VALUE RECEIVED, MAMAMANCINI’S, INC., a Delaware corporation (“Borrower”), with its chief operating office located at 25 Branca Road, East Rutherford, NJ 07073 promises to pay to the order of ENTREPRENEUR GROWTH CAPITAL, LLC, a Delaware limited liability company (“Lender”), at its offices located at 505 Park Avenue, 6th floor, New York, NY 10022, or at such other place or places as Lender may from time to time designate in writing, the principal amount (the “Principal Amount”) of Six Hundred Thousand Dollars ($600,000.00) plus interest in the manner and upon the terms and conditions set forth below.

1.0    Defined Terms

1.1 All terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement by and between Lender and Borrower dated on or about the date hereof (the “Loan Agreement”), the terms of which are incorporated herein by reference. All references to the plural shall also mean the singular.

2.0   Schedule of Payments; Accelerated Payment; Rate and Payment of Interest and Fees; Prepayment

2.1 This Note shall be payable as follows:

a. The earlier of (i) sixty (60) successive monthly installments of principal in the amount of $10,000.00 commencing on the first day of the month after the funding date of this Note and continuing the first day of each successive month thereafter until all obligations under this Note are paid in full, or (ii) all obligations under this Note shall become immediately due and payable upon the termination of the Loan Agreement, whether by acceleration or otherwise; and

b. Interest shall be payable monthly, in arrears, on the first day of each month. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be at a rate equal to Prime Rate plus 4% per annum; provided however, that upon the occurrence of an Event of Default (as hereinafter defined), interest shall accrue on the outstanding principal balance of this Note at the Default Rate which is 10% above the applicable interest rate, and shall be payable on demand.

2.2 Prepayment may be made under this Note in whole or in part. Prepayments shall be applied as set forth in Section 3.1 below except that all amounts credited to the Principal Amount shall be credited in the inverse order of maturity of this Note. Any prepayment of this Note shall also include a prepayment premium of (i) 5% of the amount prepaid during the first year following the funding date of this Note, (ii) 4% of the amount prepaid during the second year following the funding date of this Note, (iii) 3% of the amount prepaid during the third year following the funding date of this Note, (iv) 2% of the amount prepaid during the fourth year following the funding date of this Note, and (v) 1% of the amount prepaid during the fifth year following the funding date of this Note.

2.3 Borrower shall pay to Lender internal transfer fees of $5.00 per transfer.

2.4 Borrower agrees that Lender may transfer funds from Borrower’s revolving loan under the Loan Agreement in payment of all obligations due under this Note, including but not limited to the: (a) installments and interest specified in Section 2.1 above, and (b) fees specified in Section 2.3. Should there not be availability under such account as defined by the Loan Agreement, Lender may charge appropriate Overadvance fees to Borrower’s revolving loan.

3.0   Application of Payments.

3.1 The amount of all payments or amounts received by Lender with respect to this Note shall be applied to the extent applicable under this Note: (i) first, to accrued interest through the date of such payment, including any interest at the Default Rate; (ii) then, to any late fees, overdue risk assessments, Costs and Expenses and any other fees and expenses due to Lender hereunder; and (iii) last, the remaining balance, if any, to the unpaid Principal Amount; provided, however, while an Event of Default exists under this Note, or under the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) or any other document between Borrower and Lender (collectively, referred to herein as the “Loan Documents”), each payment hereunder shall be (1) held as cash collateral to secure Obligations relating to any Letters of Credit or other contingent obligations arising under the Loan Documents and/or (2) applied to amounts owed to Lender by Borrower as Lender in its sole and absolute discretion may determine. In calculating interest and applying payments as set forth above: (a) interest shall be calculated and collected through the date a payment is actually applied by Lender under the terms of this Note; (b) interest on the outstanding balance shall be charged during any grace period permitted hereunder; (c) at the end of each month, all accrued and unpaid interest and other charges provided for hereunder shall be added to the then outstanding Principal Amount; and (d) to the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower’s benefit that is subsequently invalidated, set aside or required to be repaid to any other Person, then, to such extent, the Obligations intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balances as Lender, in its sole and absolute discretion, deems appropriate under the circumstances.

4.0   Security.

4.1 The obligations of Borrower evidenced by this Note are secured by (i) all of the assets of Borrower, including the Collateral pledged to Lender under the Loan Agreement and other Loan Documents, (ii) all of the corporate guaranties executed in favor of Lender guaranteeing the Obligations of Borrower under the Loan Agreement and other Loan Documents (including this Note), including the corporate guaranties executed by Borrower’s parent, affiliates and other related parties, and the collateral pledged thereunder; (iii) the guaranty executed by Carl Wolf, and (iv) such other guaranties as may be hereafter signed in favor of Lender and/or collateral as may be hereafter deposited with and/or or pledged by Borrower and/or guarantors to Lender.

4.2 Borrower hereby authorizes Lender to file UCC financing statements and such other documents as Lender may require to perfect its security interests granted hereunder.

5.0   Events of Defaults; Remedies.

5.1 The occurrence of any one of the following events shall constitute a default by Borrower under this Note (hereinafter an “Event of Default”): (a) if Borrower fails to pay to Lender an installment of principal or interest or fees or costs hereunder within five (5) business days of when due and payable or declared due and payable; or (b) the occurrence of a default or an event of default under the Loan Agreement or any agreement, instrument or document heretofore, now or at any time or times hereafter delivered to Lender by Borrower or by any guarantor of part or all of Borrower’s Obligations to Lender.

5.2 Upon the occurrence of any Event of Default hereunder, in addition to Lender’s right to charge interest on the Obligations at the Default Rate: (a) at the option of Lender, the entire unpaid amount of all of the Obligations, shall become immediately due and payable without demand, notice or legal process of any kind; (b) Lender may, at its option, without demand, notice or legal process of any kind, exercise any and all rights and remedies granted to it by any other agreement now or hereafter existing between Lender and Borrower or between Lender and any guarantor of part or all of Borrower’s liabilities to Lender; and (c) Lender may at its option exercise from time to time any other rights and remedies available to it under the Uniform Commercial Code or other law of the State of New York.

5.3 The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

6.0   General Provisions.

6.1 Borrower warrants and represents to Lender that Borrower has used and will continue to use the loans and advances represented by this Note solely for proper business purposes, and consistent with all applicable laws and statutes.

6.2 Borrower waives presentment, demand and protest, notice of protest, notice of presentment and all other notices and demands in connection with the enforcement of Lender’s rights hereunder, except as specifically provided and called for by this Note, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note. Any failure of Lender to exercise any right available hereunder or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

6.3 If this Note is not paid when due or upon the occurrence of an Event of Default, Borrower further promises to pay all costs of collection, foreclosure fees, reasonable attorneys fees and reasonable expert witness fees incurred by Lender, whether or not suit is filed hereon.

6.4 One General Obligation; Cross Collateral. All loans and advances by Lender to Borrower under this Note, the Loan Agreement, the other Loan Documents and under all other agreements constitute one loan, and all indebtedness and obligations of Borrower to Lender under this Note, the Loan Agreement and the other Loan Documents, present and future, constitute one general obligation secured by the Collateral and security held and to be held by Lender hereunder and by virtue of all other agreements between Borrower (and all guarantors) and Lender now and hereafter existing. It is distinctly understood and agreed that all of the rights of Lender contained in this Note shall likewise apply insofar as applicable to any modification of or supplement to this Note, the Loan Agreement, the other Loan Documents and to any other agreements, present and future, between Lender and Borrower.

6.5 It is the intent of the parties to comply with the usury law of the State of New York (the “Applicable Usury Law”). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum Interest Rate, then in any such event (1) the provisions of the paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Lender’s option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law; (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Lender from time to time, if and when the effective interest rate on the loan otherwise fall below the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

6.6 Lender may at any time transfer this Note and Lender’s rights in any or all Collateral securing this Note, and Lender thereafter shall be relieved from all liability with respect to such Collateral arising after the date of such transfer.

6.7 This Note shall be binding upon Borrower and its legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provision of this Note.

THIS NOTE HAS BEEN DELIVERED FOR ACCEPTANCE BY Lender IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS ADOPTED IN NEW YORK BORROWER HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE; (ii) WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON BORROWER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MESSENGER, CERTIFIED MAIL OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESS SET FORTH BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO BORROWER’S ADDRESS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST Lender OR ANY OF LENDER’S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN NEW YORK COUNTY, NEW YORK; AND (vi) IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER’S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

MAMAMANCINI’S, INC.

a Delaware corporation

By:
Name:	Carl Wolf
Title:	Chief Executive Officer

Federal Taxpayer Identification

Number

Address:

25 Branca Road

East Rutherford, NJ 07073